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                                                                    EXHIBIT (21)


                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


                                                                    Percentage
                                         State of                   of Voting
                                       Incorporation                Securities
                                                                      Owned
--------------------------------------------------------------------------------
Sandwich Chef of Alabama, Inc.            Alabama                      100%

Downtown Food Service, Inc.              Tennessee                     100%

Sandwich Chef of Colorado, Inc.           Colorado                     100%

Sandwich Chef of Texas, Inc.               Texas                       100%(a)

Sandwich Chef of D.C., Inc.              Delaware                      100%

Sandwich Chef of Illinois, Inc.          Illinois                      100%

Sandwich Chef of Louisiana, Inc.         Louisiana                     100%


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(a)      Wholly-owned subsidiary of Sandwich Chef of Colorado, Inc.


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